Exhibit 99.2

                              EMPLOYMENT AGREEMENT

     AGREEMENT, by and between Schering-Plough Corporation, a New Jersey corporation (the "Company") and Fred Hassan (the "Executive"), dated as of the 20th day of April, 2003.

     1. EMPLOYMENT PERIOD. The Company agrees to employ the Executive and the Executive agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period (the "Employment Period") beginning on April 20, 2003 (the "Commencement Date"), and ending as of the close of business on December 31, 2005; provided, however, that unless on or before the 90th day immediately preceding each December 31 on which the Employment Period would otherwise end, either party delivers to the other party a written notice of its election to terminate the Employment Period on such December 31, the Employment Period shall be extended for an additional one-year period commencing on the January 1 immediately succeeding such December 31 and ending as of the close of business on the following December 31. In the event a Change of Control (as defined in Section 11(c)) occurs during the Employment Period, the Employment Period shall be extended for a three-year period commencing on the Change of Control Date (as defined in Section 11(a)) and ending on the third anniversary of the Change of Control Date. Notwithstanding anything else herein, the Employment Period shall end upon the termination of the Executive's employment as provided in Section 4; and if not previously terminated, the Employment Period shall terminate in all events at the close of business on December 31, 2010.

     2.  DUTIES AND POWERS OF EXECUTIVE.

        (a) POSITION; LOCATION. During the Employment Period, the Executive shall be employed as Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company (the "Board"). The Executive shall be appointed as a member of the Board and designated by the Board as its Chairman at the first meeting of the Board following the Company's 2003 annual meeting, and thereafter during the Employment Period the Executive shall continue as a member and Chairman of the Board. In addition, the Executive shall serve as President of the Company as of the Commencement Date; provided, however, that the Company may at any time, with Executive's involvement and consent appoint another individual to serve as President. During the Employment Period, the Executive shall be responsible for the general operations of the Company with duties and powers including, but not limited to, all of the duties and powers of holding the offices described above pursuant to the Bylaws of the Company, as the same may be amended from time to time, and such other duties not inconsistent with such Bylaws and with the Executive's status and position as are reasonably assigned to the Executive by the Board. The Executive's services shall be performed at the Company's present headquarters in Kenilworth, New Jersey or any office which hereafter becomes the headquarters of the Company.

         (b) DUTIES. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to


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(i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and
(iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     3. COMPENSATION. The Executive shall receive the following compensation for his services:

         (a) SALARY. During the Employment Period, the Executive shall be paid a base salary (the "Base Salary") at an annual rate of not less than $1,500,000, payable in accordance with the Company's normal payroll practices as in effect from time to time for its senior executives. The Board shall review the Base Salary annually and may from time to time direct such upward adjustments to the annual rate of the Base Salary (such rate as in effect from time to time, the "Annual Base Salary") as the Board deems to be necessary or desirable; provided, however, that during a Change of Control Period (as defined in Section 11(b)), the Annual Base Salary shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other senior executives of the Company and its Affiliated Companies (as defined in the final sentence of this Section 3(a)). Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement. For purposes of this Agreement, the term "Affiliated Company" of the Company shall mean any company controlled by, controlling or under common control with the Company.

        (b) INCENTIVE CASH COMPENSATION. For each year during the Employment Period beginning with 2003, the Executive shall be eligible for cash incentive awards (each, an "Annual Bonus") under the Company's Executive Incentive Plan or any successor or replacement plan (collectively, the "Cash Bonus Plans"), in accordance with the terms thereof; provided, however, that, during the Change of Control Period, the Executive shall be awarded, for each fiscal year ending during a Change of Control Period, an Annual Bonus at least equal to the greater of (i) the highest Annual Bonus (annualized for any fiscal year consisting of less than twelve full months) earned by the Executive under the Cash Bonus Plans in respect of the three most recent full fiscal years ending on or prior to the Change of Control Date, or (ii) the Executive's target Annual Bonus for the fiscal year during which the Change of Control Date occurs. The Executive's target Annual Bonus for 2003 shall be 125% of his Base Salary, and his maximum Annual Bonus for 2003 shall be 200% of the target Annual Bonus. Thereafter during the Employment Period, the Executive's target and maximum Annual Bonuses shall be consistent with normal competitive pay practices for the group of comparable pharmaceutical companies (as constituted from time to time) used by the Company in determining compensation for its senior executives generally.

         (c) EQUITY COMPENSATION.

         (i) The Company shall grant to the Executive 200,000 restricted shares of the Company's common stock (the "Shares"), in accordance with the form of grant attached hereto as Exhibit A and which Shares shall be subject to a duly filed registration (Form S-8), and options to purchase 900,000 shares


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               of the Company's common stock (the "Options") on the Commencement
               Date. Except as otherwise provided in Sections 3(j), 5(a)(v), 5(b)(iii), and Exhibit A, the Shares shall vest on the third anniversary of the Commencement Date, if the Executive remains employed by the Company on that anniversary. The Options shall be granted under the Schering-Plough Corporation 2002 Stock
               Incentive Plan (the "2002 Stock Plan"). Except as otherwise provided in Sections 3(j), 5(a)(iv), and 5(b)(ii), the Options shall vest as to 600,000 shares on the first anniversary of the Commencement Date, as to an additional 150,000 shares on the second anniversary of the Commencement Date, and as to the remaining 150,000 shares on the third anniversary of the Commencement Date, if the Executive remains employed by the Company on those anniversaries, and shall otherwise be subject to the same terms and conditions as the stock option grants to other senior executives of the Company for 2003.

          (ii) Notwithstanding Section 3(c)(i), if before the Shares or the Options are granted there occurs an event resulting in an adjustment pursuant to Section 11 of the 2002 Stock Plan, a corresponding adjustment shall be made to the numbers of shares set forth in Section 3(c)(i).

         (iii) The Executive shall also receive regular grants of stock options and/or other equity awards in accordance with the Company's practices as in effect from time to time during the Employment Period and consistent with normal competitive pay practices for the group of comparable pharmaceutical companies (as constituted from time to time) used by the Company in determining compensation for its senior executives generally; provided, however, that no such grants shall be required to be made to the Executive before January 1, 2004.

           (d) INCENTIVE, SAVINGS, AND RETIREMENT PLANS. In addition, the Executive shall be entitled, during the Employment Period, to participate in all other incentive, profit sharing, savings and deferred compensation plans, and retirement plans, practices, policies and programs, that are applicable generally to other senior executives of the Company and its Affiliated Companies, as in effect from time to time. Without limiting the generality of the foregoing, it is acknowledged that for purposes of the Schering-Plough Corporation Supplemental Executive Retirement Plan (the "SERP"), the Executive shall accrue years of Service in E-grade status (as defined in the SERP) beginning on the Commencement Date, and his accrued benefit under the SERP shall be fully vested at all times.

             (e) Welfare Benefit Plans. During the Employment Period, the Executive and, if applicable, the Executive's family, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Company and its Affiliated Companies, as in effect from time to time.


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             (f) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him during the Employment Period, in accordance with the policies, practices and procedures of the Company and its Affiliated Companies from time to time in effect, commensurate with his position and on a basis at least comparable to that provided to other senior executives actively employed by the Company.

             (g) FRINGE BENEFITS AND PERQUISITES. During the Employment Period, the Executive shall be entitled to fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company and its Affiliated Companies from time to time in effect, commensurate with his position and at least comparable to those provided to other senior executives actively employed by the Company, including, without limitation, tax and financial planning services. In addition, during the Employment Period, the Company shall provide the Executive with appropriate security measures, including, without limitation, a car and driver, use of corporate aircraft (for business and personal travel), and home security.

             (h) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to an exclusive personal secretary of his own choosing, and other assistance commensurate with his position and at least comparable to those provided to other senior executives actively employed by the Company.

             (i) VACATION AND OTHER ABSENCES. During the Employment Period, the Executive shall be entitled to paid vacation of at least four weeks per year, and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Company and its Affiliated Companies in effect from time to time, commensurate with his position and at least comparable to those provided to other senior executives actively employed by the Company.

             (j) DURING CHANGE OF CONTROL PERIOD. Without limiting the generality of the foregoing, during a Change of Control Period, the incentive, savings and retirement benefit opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable) and the other benefits provided to the Executive pursuant to Sections 3(d), (e), (f), (g), (h) and (i) shall in no event be less than the most favorable such opportunities and benefits provided to the Executive by the Company and its affiliates at any time during the 120-day period immediately preceding the Change of Control Date. In addition, notwithstanding anything herein or in the 2002 Plan to the contrary, upon the Change of Control Date, the Shares and the Options shall immediately vest in full, and the Options shall remain exercisable for the remainder of their stated term.

                (k) CERTAIN BENEFITS FOLLOWING RETIREMENT. From and after the date of the Executive's retirement from employment with the Company, for a period equal to the period from the Commencement Date to his retirement date, the Company shall (i) provide the Executive with an office of a size and with furnishings and other appointments and an exclusive personal secretary of his own choosing, and other clerical assistance reasonably comparable to those provided to other former senior executives of the Company, at a location not on the premises of the Company but within 35 miles of the location of his office immediately before his


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retirement, and (ii) continue to provide the Executive with home security and a car and driver on terms and conditions reasonably comparable to those provided to Executive prior to his retirement from employment with the Company. In addition, the Company may provide the Executive with such other transportation services as it may deem appropriate, by agreement with the Executive.

     4. TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death. Either the Executive or the Company, upon a determination in good faith that the Disability (as defined below) of the Executive has occurred, may give written notice in accordance with Section 13(b) of this Agreement of his or its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Company or the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean, after reasonable accommodations have been provided to the Executive, the absence of the Executive from the Executive's duties with the Company on a full-time basis for six consecutive months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

        (b) DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" shall mean (i) repeated material violations by the Executive of the Executive's duties under Section 2 of this Agreement (other than as a result of incapacity due to physical or mental illness or injury) which violations (A) are demonstrably willful and deliberate on the Executive's part, and (B) are not remedied in a reasonable period of time after receipt of written notice from the Board specifying such violations, (ii) willful misconduct by the Executive in the course of performing his duties under Section 2 of this Agreement that results, or could reasonably be expected to result, in material harm to the business or reputation of the Company, or (iii) the Executive's conviction of (or plea of nolo contendere to) a felony involving moral turpitude. An act shall be considered "willful" if it is committed without reasonable belief that such act is in the best interests of the Company. Any determination of "Cause" pursuant to Section 4(b)(i) shall not be effective until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (other than the Executive) at a meeting of the Board called and held for such purpose (after reasonable prior notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has committed the violations described at Section 4(b)(i) and specifying the particulars thereof in detail, provided, however that during a Change of Control Period the affirmative vote must be by not less than three-quarters of the entire membership of the Board (other than the Executive).

        (c) DEFINITION OF GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without the Executive's consent:


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             (i)  the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
                  Section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (ii) the failure to elect or reelect the Executive to any of the positions described in Section 2 or the removal of him from any such position;

           (iii) the Company's requiring the Executive (A) at any time during the Employment Period, to be based at any office or location other than as described in Section 2(a) of this Agreement, (B) at any time during the Change of Control Period, to be based at any office or location that is either
                  (1) not within the State of New Jersey or (2) within the State of New Jersey, but 35 miles or further from the previous office or location where the Executive was based, or (C) during the Change of Control Period, to travel on Company business to a substantially greater extent than required prior to the Change of Control Date;

            (iv) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

             (v) notice by the Company at any time, pursuant to Section 1, of its election to terminate or otherwise not extend the Employment Period;

            (vi) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

           (vii) any failure by the Company to comply with and satisfy Section l0(c) of this Agreement, provided that the successor has received at least ten days' prior written notice from the Company or the Executive of the requirements of Section 10(c) of this Agreement.

For the avoidance of doubt, the parties agree that none of the following shall give rise to a claim of Good Reason: (A) the appointment of another individual to the position of President with the Executive's involvement and consent, so long as the new President reports to the Executive; (B) the designation by the Board of one of its non-employee members as lead director, so long as the Executive remains Chairman of the Board; and (C) any change in the Company's corporate governance practices required by applicable laws, rules, or regulations. For purposes of this Section 4(c): (I) any good faith determination of Good Reason made by the Executive shall be conclusive and binding on the Company; and (II) the Executive shall be considered to have consented to an action or failure to act by the Company described above if he either consents to

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such action or failure to act in writing or votes in favor of a resolution of the Board approving such action or failure to act.

        (d) PROCESS FOR TERMINATION. Any termination of the Executive's employment, other than as a result of his death or Disability, shall be implemented by the initiating party's giving a Notice of Termination to the other party, in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement (if any) relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined in Section 4(e)) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

        (e) DATE OF TERMINATION. If the Executive's employment is terminated for any reason other than the Executive's death or Disability, the "Date of Termination" shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by reason of the Executive's death, the "Date of Termination" shall be the date of death. If the Executive's employment is terminated by reason of the Executive's Disability, the "Date of Termination" shall be the Disability Effective Date.

         (f) NOTICES OF NON-RENEWAL. If the Company shall deliver to the Executive a written notice of its election to terminate the Executive's employment at the end of the Employment Period as provided in the proviso to
Section 1, then the Executive shall have the right to terminate his employment for Good Reason. If the Executive shall deliver to the Company such a notice, then his employment shall be deemed to have been terminated by him without Good Reason.

     5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         (a) GOOD REASON OR DURING THE WINDOW PERIOD; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause (and other than due to Disability), the Executive shall terminate his employment for Good Reason at any time, or the Executive shall terminate his employment without any reason during the 30-day period (the "Window Period") immediately following the first anniversary of the Change of Control Date:

         (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               (A) the sum of (1) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid; (2) any compensation



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               previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent the Executive has elected to accelerate such compensation on his termination; (3) any accrued vacation pay; and (4) unreimbursed expenses due the Executive pursuant to Section 3(f), in each case to the extent not theretofore paid (the sum of the amounts described in clauses
               (1)-(4) shall be hereinafter referred to as the "Accrued Obligations");

               (B) the product of (1) the greater of (I) the highest Annual Bonus (annualized for any fiscal year consisting of less than twelve full months) earned by the Executive under the Cash Bonus Plans in respect of the three most recent full fiscal years ending on or prior to the Date of Termination, or (II) the Executive's target Annual Bonus for the fiscal year during which the Date of Termination occurs (such greater amount, the "Highest Annual Bonus") and (2) a fraction, the numerator of which is the number of days in the fiscal year of such termination through the Date of Termination, and the denominator of which is 365 (such product, the "Pro-Rata Bonus"); and

               (C) the amount (such amount shall be hereinafter referred to as the "Severance Amount") equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary (determined without regard to any reduction constituting Good Reason), (y) the Highest Annual Bonus and (z) the highest of the amounts contributed on behalf of the Executive under the Schering Corporation Employee's Profit Sharing Plan or any successor or replacement plan thereto and the Schering Corporation Profit Sharing Excess Benefits Plan or any successor or replacement plan thereto, for each of the three most recently completed fiscal years preceding the Date of Termination (and annualized for any fiscal year consisting of less than twelve full months); provided, however, that at the Executive's election, either (p) the Severance Amount shall be reduced by the present value (determined as provided in Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code")) of any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company ("Other Severance") or (q) the Severance Amount shall be payable in lieu of an amount of such Other Severance not exceeding such present value;

          (ii) for a period of three years from and after the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(e) of this Agreement if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices,


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

               programs or policies of the Company and its Affiliated Companies as in effect and applicable generally to other senior executives of the Company and its Affiliated Companies and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company and its Affiliated Companies and their families, and for purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the third anniversary of the Date of Termination and to have retired on the date of such third anniversary; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and, provided, further, that to the extent that the Company's plans, programs and arrangements do not permit such continuation of the Executive's participation following his termination, the Company shall provide the Executive, no less frequently than quarterly in advance with an amount which, after taxes, is sufficient for him to purchase equivalent benefits (the continuation of welfare benefits for the applicable period set forth in this Section 5(a)(ii) shall be hereinafter referred to as "Welfare Benefit Continuation");

         (iii) for purposes of calculating the Executive's benefits (and benefits due to the Executive's beneficiaries) under the SERP, the following special rules shall apply: (A) the Executive's Benefit (as defined in the SERP) shall be 32% of his Average Final Earnings (as defined in the SERP), subject to clauses (B) and (C) below); (B) the Executive's Average Final Earnings shall be computed as if the Executive had continued to be employed by the Company in E-grade status (as defined in the SERP) through December 31, 2010, and as if he had continued, through December 31, 2010, to receive his Base Salary at the rate in effect immediately before the Date of Termination (determined without regard to any reduction thereof constituting Good Reason), and to receive, for each fiscal year concluding after the Date of Termination but on or before December 31, 2010, an Annual Bonus equal to the Highest Annual Bonus; (C) no compensation paid pursuant to this Section 5(a), other than pursuant to Section 5(a)(i)(A)(1) and Section 5(a)(i)(B), shall be taken into account in determining the Executive's Average Final Earnings; and (D) the reduction for early payment under Section 4.3 of the SERP shall not apply;

          (iv) notwithstanding any provision of this Agreement or of the 2002 Stock Plan to the contrary, the Options shall immediately vest in full and the Executive shall be treated, for purposes of the Options, as if he had


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


               incurred a "Termination of Employment by reason of retirement" within the coverage of Section 6(f)(i) of the 2002 Stock Plan; and

          (v) notwithstanding any provision of this Agreement to the contrary, all 200,000 Shares shall immediately vest in full.

      (b) DISABILITY OR DEATH. If the Executive's employment is terminated during the Employment Period by reason of the Executive's Disability or death:

          (i) the Company shall pay the Accrued Obligations and the Pro-Rata Bonus to the Executive (or, in the event of termination of employment due to the death of the Executive, to the Executive's estate or beneficiary) in a lump sum in cash within 30 days after the Date of Termination;

          (ii) notwithstanding any provision of this Agreement or of the 2002 Stock Plan to the contrary, the Options shall vest in full and shall remain exercisable for the remainder of their stated term;

         (iii) notwithstanding any provision of this Agreement to the contrary, all 200,000 Shares shall vest in full;

          (iv) if the Executive's termination of employment was by reason of Disability, the Executive shall receive Welfare Benefit Continuation under the same terms as if his termination of employment had entitled him to such benefits pursuant to Section 5(a)(ii); and

          (v) the Company shall have no further obligations to the Executive or to the Executive's legal representatives under this Agreement other than the timely payment or provision of Other Benefits, the provision of retiree benefits, if applicable, as provided in
               Section 3(k) and Section 5(d), and any indemnification and insurance obligations pursuant to Section 13(h).

          (c) CAUSE; OTHER THAN FOR GOOD REASON. If, during the Employment Period, the Executive's employment shall be terminated for Cause, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Accrued Obligations, the timely payment or provision of Other Benefits, and any indemnification and insurance obligations pursuant to Section 13(h). If the Executive terminates employment during the Employment Period, excluding any termination for Good Reason, any termination during the Window Period for any reason or a termination due to Disability, the Company shall have no further obligations to the Executive, other than to pay all Accrued Obligations and the Pro-Rata Bonus, the timely payment or provision of Other Benefits, and the provision of retiree benefits, if applicable, as provided in Section 3(k) and Section 5(d), and any indemnification and insurance obligations pursuant to Section 13(h). In either such case, the Accrued Obligations and, if applicable, the Pro-Rata Bonus, shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

           (d) RETIREE TREATMENT UPON CERTAIN VOLUNTARY TERMINATIONS. If the Date of Termination with respect to any termination of the Executive's employment by the Executive for

Good Reason or without Good Reason (whether or not during the Window Period) occurs on or after the Executive's 62nd birthday, the termination shall be treated as a retirement by the Executive for purposes of (i) the 2002 Stock Plan and any successor plan thereto, (ii) eligibility for the benefits provided by
Section 3(k) and (iii) any financial counseling programs made available to the Company's retired senior executives.

           (e) RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive about (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination by the Executive of his employment for Good Reason, whether the Executive determined in good faith that Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that such determination of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or his family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 5(a) as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 5(e) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which he is ultimately adjudged by such court not to be entitled.

     6. NON-EXCLUSIVITY OF RIGHTS; OTHER BENEFITS. Except as provided in Sections 5(a)(ii), 5(b) and 5(c) of this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement entered into after the date hereof with the Company or any of its Affiliated Companies. Amounts which are vested (or earned) benefits or incentive compensation or which the Executive (or his family) is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement ("Other Benefits"). Without limiting the generality of the foregoing, if the Executive's employment is terminated by reason of the Executive's Disability or death during the Employment Period, the Executive and/or the Executive's legal representatives and beneficiaries shall be entitled to receive all disability, death and/or other benefits provided for under the Company's employee benefit plans in which the Executive was a participant before such termination (which also are considered "Other Benefits").

     7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

     8. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

        (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, all income taxes, employment taxes and Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Company's obligations to make Gross-Up Payments under this Section 8 shall not be conditioned upon the Executive's termination of employment.

          (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche (or such other certified accounting firm as may be designated by the Executive) (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence, substantial understatement or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

        (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

         (i) give the Company any information reasonably requested by the Company relating to such claim,

         (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

        (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

         (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such Claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     9. CONFIDENTIAL INFORMATION AND COMPETITIVE CONDUCT.

        (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge or generally known within the pharmaceutical industry (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than to the Executive's attorneys or to the Company and to those designated by the Company.

        (b) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board (which consent shall not be unreasonably withheld), engage in or become associated with a Competitive Activity. For purposes of this Section 9(b): (i) the "Noncompetition Period" means (A) the period during which the Executive is employed by the Company, plus
(B) one year following the termination of such employment by the Executive without Good Reason (if before a Change of Control) or by the Company for Cause;
(ii) a "Competitive Activity" means any venture, enterprise, company, business or endeavor which is in competition with the Company or any of its Affiliated Companies in fields in which the Company and its Affiliated Companies have annual sales of more than $10,000,000; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive

Activity. Notwithstanding the foregoing: (x) the Executive may make and retain investments during the Noncompetition Period which do not constitute a controlling interest of any entity engaged in a Competitive Activity, if such investment is made on a passive basis and the Executive does not act as an employee, officer, director, independent contractor, representative, agent or advisor with respect to such entity, and so long as the making or retaining of such investment is not contrary to the best interests of the Company, as determined in good faith by a majority of the Board (excluding the Executive);
(y) if as a result of a reorganization, merger or consolidation the Executive is assigned a position (including status, offices, title, reporting requirements and prospects), authority, duties or responsibilities which diminish the Executive's position, authority, duties or responsibilities relative to the 120-day period immediately preceding such reorganization, merger or consolidation, then this Section 9(b) shall not apply; and (z) the Executive shall not be considered to violate this Section 9(b) as a result of his complying with law or legal process or as a result of his cooperating with any of his prior employers in connection with litigation relating to matters in which he was substantially involved, provided that (A) the Executive does not receive any compensation for such cooperation, other than reimbursement of his expenses, (B) neither the Company nor any of its Affiliated Companies is a party adverse to such prior employer in such litigation, and (C) the Executive notifies the Board before beginning such cooperation and provides the Board with any information it may reasonably request, from time to time, regarding such cooperation.

        (c) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company and its Affiliated Companies are engaged and because of the nature of the confidential information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and its Affiliated Companies in the event the Executive breached any of the covenants of this Section 9; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 9 would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this Section 9 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this
Section 9 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 9 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

        (d) It is acknowledged that during the course of his employment with Pharmacia Corporation ("Pharmacia"), the Executive was granted options (the "Prior Options") to acquire Pharmacia stock, which have now been converted into options to acquire stock of Pfizer Inc. ("Pfizer") as a result of the merger of Pharmacia and Pfizer. The Executive also currently holds certain stock of Pfizer (the "Prior Stock"). The Prior Options shall be exercised, and the Prior Stock and any securities acquired upon exercise of the Prior Options shall be disposed of, in accordance with the rules set forth in Exhibit B hereto (the "Rules"). The Executive shall use his reasonable best efforts to ensure that, as soon as is reasonably practicable after the date hereof, the Prior Options are contributed to a blind trust meeting the following requirements: (i) the Executive shall not retain any authority to direct the exercise of the Prior Options or the sale or other disposition of the securities acquired upon such exercise; (ii) the trustee of such trust shall be required to follow the Rules; and (iii) the other terms and trustee of such trust shall be reasonably acceptable to the Company. If the Executive complies with the foregoing provisions of this Section 9(d), then (x) his retention of the Prior Options until such time (if any) as such contribution occurs, and of a beneficial interest in such trust thereafter, and (y) his retention of the Prior Stock to the extent permitted by the Rules, shall not be deemed to violate Section 9(b). The Company shall reimburse the Executive for his expenses incurred in establishing such a blind trust, but not in excess of $10,000.

         (e) In no event shall an asserted violation of the provisions of this
Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     10. SUCCESSORS AND ASSIGNABILITY.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company will cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11. CERTAIN DEFINITIONS. The following defined terms used in this Agreement shall have the meanings indicated:

         (a) The "Change of Control Date" shall mean the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a

Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to have the position of Chairman of the Board and Chief Executive Officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination or cessation (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination or cessation.

         (b) The "Change of Control Period" shall mean the period commencing on the Change of Control Date and ending on the last day of the Employment Period.

         (c) "Change of Control" shall mean:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company where such acquisition causes such Person to own 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 11(c)(i), the following acquisitions shall not be deemed to result in a Change of Control: (1) any acquisition directly from the Company,
              (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
              (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of Section 11(c)(iii); and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

         (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     12.  LEGAL FEES.

          (a) The Company shall reimburse the Executive for all legal fees and expenses which the Executive may reasonably incur in connection with negotiation of this Agreement, but not in excess of $90,000. If any payment made to the Executive pursuant to this

Section 12(a) results in the Executive being subject to any federal, state, or local income tax, the Company shall pay to the Executive an additional amount (the "Additional Amount") such that the net amount that the Executive receives from payments (including the Additional Amount) pursuant to this Section 12(a) after paying all applicable federal, state, and local income and employment taxes thereon (including on the Additional Amount) equals the amount that he would have received from payments pursuant to this Section 12(a) if no federal, state, or local income or employment taxes applied to any such payments.

        (b) The Company shall pay the Executive promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur (together with interest thereon at the prime rate from time to time published in The Wall Street Journal, minus one percentage point, for any amount incurred and not paid within sixty days after Executive's request therefor) as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), unless the trier of fact in such contest determines that the Executive's position in such contest was frivolous or not maintained in good faith; provided, however, that in no event shall the Company be required to make reimbursements pursuant to this Section 12(b) that exceed $250,000 in the aggregate, other than for any such contest by the Company unless the Company prevails as asserted on all material claims forming the basis for the Company's contest.

     13.  MISCELLANEOUS.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier, addressed as follows:

            IF TO THE EXECUTIVE:

                  Fred Hassan
                  c/o Schering-Plough Corporation
                  2000 Galloping Hill Road
                  Kenilworth, New Jersey 07033-0530

            IF TO THE COMPANY:

                  Schering-Plough Corporation
                  2000 Galloping Hill Road
                  Kenilworth, New Jersey 07033-0530
                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        (f) When used herein in connection with plans, programs and policies relating to the Executive, employees, compensation, benefits, perquisites, executive benefits, services and similar words and phrases, the word "Company" shall be deemed to include Schering Corporation and Plough, Inc., wholly-owned subsidiaries of the Company.

        (g) This instrument contains the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

        (h) The Company shall indemnify the Executive and hold him harmless to the fullest extent provided under the Certificate of Incorporation of the Company and its Bylaws, and shall maintain one or more policies of directors and officers liability insurance insuring the Executive, in each case to the fullest extent as similarly situated members or former members of the Board and similarly situated statutory officers or former statutory officers of the Company; provided, however, that for the avoidance of doubt, if at any point no such policies are in place for the applicable similarly situated individuals, the Company shall have no obligation to provide any such policies to the Executive. The obligations of the Company to the Executive under this Section 13(h) shall continue to be valid, binding and enforceable both before and after the Executive has ceased to be a director, officer, employee or agent of the Company and its Affiliated Companies and all other corporations, partnerships, joint ventures, trusts and other enterprises for which the Executive served in such capacity at the Company's request for as long as the Executive may be subject to the claims for which such indemnification applies.

     (i) The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other person, entity or body whose action is required) to enter into this Agreement and to perform its obligations under it;
(ii) the execution, delivery and performance of this Agreement by it will not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Executive represents and warrants that (x) he has the free and unfettered right to enter into this Agreement and to perform his obligations under it; (y) the execution, delivery and performance of this Agreement by him will not violate any contract or agreement to which he is a party or by which he is bound, and
(z) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms.

      IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                    /s/ Fred Hassan
                                    ------------------------------------
                                    Fred Hassan

                                    SCHERING-PLOUGH CORPORATION




                                    By:  /s/ Richard de J. Osborne
                                         -------------------------------
                                         Richard de J. Osborne
                                         Chairman of the Board of Directors

                                    EXHIBIT A

                           RESTRICTED SHARES AGREEMENT

          THIS AGREEMENT, dated as of April 20, 2003, between the Schering-Plough Corporation, a New Jersey corporation (the "Company"), and Fred Hassan (the "Executive").

          WHEREAS, the parties hereto have entered into an Employment Agreement, dated April 20, 2003 (the "Employment Agreement") (all capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Employment Agreement");

          WHEREAS, pursuant to Section 3(c) of the Employment Agreement, the Company has promised to grant restricted Common Shares of the Company to the Executive;

          NOW, THEREFORE, in order to effectuate such grant, the parties hereto agree as follows:

          1. GRANT AND VESTING OF RESTRICTED SHARES.

             (a) Subject to the provisions of this Agreement, the Company hereby grants to the Executive, as of April 20, 2003 (the "Grant Date"), 200,000 of the Common Shares, par value $.50 per share, of the Company (the "Restricted Shares").

             (b) The Restricted Shares, if not forfeited earlier pursuant to
Section 1(c), shall vest upon the first to occur of (i) the termination of the Executive's employment by the Company other than for Cause, (ii) the termination of the Executive's employment with the Company as a result of the death or Disability of the Executive, (iii) the termination of the Executive's employment by the Executive for Good Reason, (iv) the Change of Control Date, and (v) the third anniversary of the Grant Date.

             (c) If the Executive terminates his employment with the Company without Good Reason or the Company terminates the Executive's employment for Cause, in either case before the Restricted Shares vest, the Executive shall forfeit the Restricted Shares, effective on the Date of Termination.

             (d) The period from the Grant Date until the Restricted Shares vest or are forfeited, as applicable, is referred to below as the "Restriction Period."

             (e) The Company represents and warrants that the grant and issuance of the Restricted Shares have been duly authorized by the Board of Directors of the Company, and that upon the issuance thereof, the Restricted Shares shall be fully paid, validly issued and non-assessable.

------------------

          2. ISSUANCE OF SHARES.

             The Restricted Shares shall be evidenced by a stock certificate or by book entry, as the Company may determine, in the Executive's name. If the Restricted Shares are evidenced by a stock certificate, then during the Restriction Period, such certificate may be issued to the Executive with such customary legends as the Company may deem appropriate, or held in escrow by the Company on behalf of the Executive. Upon the vesting of the Restricted Shares, the Company shall promptly deliver to the Executive a certificate evidencing the Restricted Shares, free of all legends, or shall promptly cause any restrictions noted in the book entry to be removed.

          3. NONTRANSFERABILITY OF THE RESTRICTED SHARES.

             During the Restriction Period, the Restricted Shares shall not be transferable by the Executive by means of sale, assignment, exchange, encumbrance, hypothecation, pledge or otherwise.

          4. CHANGES IN CAPITAL.

             If the Common Shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, spin-off, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Shares, or in the event of a similar corporate event (each, a "Corporate Event"), the number and/or kind of shares represented by the Restricted Shares may be appropriately adjusted, at the discretion of the Company; provided, however, that no adjustment pursuant to this Section 4 may cause a diminution (measured immediately following such adjustment) in the market value of the Restricted Shares.

          5. DIVIDENDS AND DISTRIBUTIONS.

             The Executive shall be entitled to receive all dividends and distributions made with respect to the Restricted Shares, the record dates for which occur during the Restriction Period, and that do not result in an adjustment pursuant to Section 4, in the same form, and at the same time, as holders of the Company's Common Shares generally.

          6. OTHER RIGHTS AS A STOCKHOLDER.

             Except as otherwise specifically provided in this Agreement, during the Restriction Period the Executive shall have all the rights of a stockholder with respect to the Restricted Shares, including without limitation the right to vote the Restricted Shares.

          7. MISCELLANEOUS.

             (a) The Executive acknowledges and agrees that the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, the Restricted Shares may not be transferred except pursuant to a valid registration statement under the Act and applicable state securities laws or pursuant to an exemption therefrom.

             (b) The Company agrees that:

                 (i) no later than the six-month anniversary of the issuance of the Restricted Shares, it shall file with the Securities and Exchange Commission (the "SEC") and applicable state securities commissioners a registration statement on Form S-8 (or such applicable successor form) under the Act registering the resale of the Restricted Shares;

                (ii) the Company will use all reasonable efforts and will cooperate with the SEC in order to cause the SEC to declare the registration statement including the Restricted Shares to be effective within a reasonable period of time after the filing thereof;

                (iii) the Company will maintain the effectiveness of the registration statement including the Restricted Shares through (A) if the Restricted Shares vest pursuant to Section 1(b), the first anniversary of the conclusion of the Restriction Period or (B) if the Restricted Shares are forfeited pursuant to Section 1(c), the conclusion of the Restriction Period;

                (iv) simultaneously with the filing with the SEC of the registration statement that includes the Restricted Shares, the Company will apply to list the Restricted Shares for trading on the national securities exchange on which the Company's Common Shares are traded; and

                (v) the Company will bear all costs of the registration and the listing of the Restricted Shares.

             (c) The Executive acknowledges and agrees that notwithstanding the registration of the Restricted Shares with the SEC, the Restricted Shares shall not be transferable during the Restriction Period.

             (d) No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Restricted Share, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. To the extent the Executive does not pay to the Company the required withholding taxes with respect to the Restricted Shares, the Company shall, to the extent permitted by law and upon notice to Executive, have the right to deduct any such taxes from any payment otherwise due to the Executive, including by withholding the distribution of some of the Restricted Shares.

             (e) The Company agrees to pay any and all original issue taxes and share transfer taxes that may be imposed on the issuance of the Restricted Shares received by the Executive, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

             (f) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Executive:

                  Fred Hassan
                  c/o Schering-Plough Corporation
                  2000 Galloping Hill Road
                  Kenilworth, New Jersey 07033-0530

                  If to the Company:

                  Schering-Plough Corporation
                  2000 Galloping Hill Road
                  Kenilworth, New Jersey 07033-0530
                  Attention:  General Counsel

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 7(f). Notice and communications shall be effective when actually received by the addressee.

            (g) Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

            (h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of New Jersey.

            (i) For purposes of this Agreement, employment with the Company shall include employment with any of the Company's affiliates, predecessors, or successors. This Agreement is not an employment agreement, and nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or any of its affiliates, predecessors, or successors, or interfere in any way with the right of the Company or any such entities to terminate the Executive's employment at any time.

            (j) The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (k) This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

            (l) The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

            (m) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

          IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set the Executive's hand.

                                       SCHERING-PLOUGH CORPORATION INC.



                                       By: /s/ Richard de J. Osborne
                                          ---------------------------------
                                          Richard de J. Osborne
                                          Chairman of the Board of Directors


                                          /s/ Fred Hassan
                                          ---------------------------------
                                          Fred Hassan

                                    EXHIBIT B

                     RULES FOR EXERCISE OF PRIOR OPTIONS AND

                           DISPOSITION OF PRIOR STOCK

RULE 1: The Executive or the trustee of the blind trust referred to in
Section 9(d), as applicable (the "Responsible Party"), shall exercise each Prior Option subsequent to the 91st day following the Commencement Date as soon thereafter as the market price per share (the "Stock Price") of the underlying securities reaches two times the price per share (the "Option Exercise Price") at which such Prior Option is exercisable.

RULE 2: If a Prior Option is not required to be exercised pursuant to Rule 1 on or before the ninth anniversary of the date of its grant, and the Stock Price exceeds the applicable Option Exercise Price on such ninth anniversary, the Responsible Party shall exercise such Prior Option in ten equal installments on the first ten trading days following such ninth anniversary.

RULE 3: If a Prior Option is not required to be exercised pursuant to Rule 1 or Rule 2 on or before the eleventh trading day before the Prior Option is scheduled to expire, and the Stock Price exceeds the applicable Option Exercise Price on such trading day, the Responsible Party shall exercise such Prior Option in ten equal installments on the final ten trading days before the scheduled expiration of the grant.

RULE 4: Notwithstanding the provisions of Rules 1-3, the Responsible Party may exercise all of the remaining Prior Options at any time with the express approval of the Company's Compensation Committee (which approval shall not be unreasonably withheld).

RULE 5: The Responsible Party shall sell or otherwise dispose of, to an unrelated third party, all securities acquired upon any exercise of a Prior Option upon or immediately following such exercise.

RULE 6: The Executive shall sell, or otherwise dispose of, all Prior Stock to an unrelated third party as soon as practicable subsequent to the 91st day following the Commencement Date, in one transaction or a series of transactions; provided, however, that the Executive shall not be required to sell Prior Stock on any date when the Stock Price is less than the Stock Price for such securities on the effective date of the merger between Pharmacia and Pfizer. In any event, however, all Prior Stock must be sold or otherwise disposed of by the Executive by December 31, 2003.

RULE 7: Notwithstanding the provisions of Rules 1-6, if the Responsible Party determines in good faith that any securities law or regulation prohibits (i) the exercise of the Prior Options required by Rules 1-3, (ii) the sale of the securities acquired upon the exercise of the Prior Options required by Rule 5, or (iii) the sale of the Prior Stock required by Rule 6, then such Rule shall be suspended from operation until such exercise or sale (or both) is not so prohibited, as determined by the Responsible Party in good faith. Thereupon, the Responsible Party shall implement such exercise or sale (or both) on the next occurring trading day on which (x) the conditions described in Rule 1, 2 or 3 are satisfied after such exercise ceases to be prohibited or (y) the conditions described in Rule 5 or 6 are satisfied after such sale ceases to be prohibited.

RULE 8: The above Rules shall apply only during any period when the Executive is either an employee or director of the Company (or both).